UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 2, 2004

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue, 49th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 3, 2004, National Financial Partners Corp. (the “Company”) issued (i) a press release containing financial information for the Company for the quarterly and nine-month periods ended September 30, 2004, a copy of which is attached hereto as Exhibit 99.1, and (ii) the Quarterly Financial Supplement for the period ended September 30, 2004, a copy of which is attached hereto as Exhibit 99.2.

Item 5.02 Departure of Directors or Principal Officers.

(b) In a letter dated November 2, 2004, Matthew Goldstein resigned from the Company’s board of directors, effective at the close of business on November 2, 2004. Mr. Goldstein’s resignation was due to anticipated increasing demands on his time as a trustee of a mutual fund complex, which trusteeship preceded his directorship at the Company. Mr. Goldstein’s resignation did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: November 4, 2004

By:	/s/ Mark C. Biderman

Name:	Mark C. Biderman
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 3, 2004, of National Financial Partners Corp.

99.2	Quarterly Financial Supplement for the period ended September 30, 2004